EXHIBIT 3.1
                                       TO
                           ANNUAL REPORT ON FORM 10-K


                       AMENDED ARTICLES OF INCORPORATION*
                                       OF
                           SEAGULL ENERGY CORPORATION


                                   ARTICLE ONE

         The name of the corporation is Seagull Energy Corporation.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose or purposes for which the corporation is organized are:

         To engage in, carry on, conduct and operate the oil pipe line business, the business of transporting natural gas, oil, petroleum products and related products and the business of purchasing, selling and dealing in petroleum, petroleum products, natural gas, oil and related products; provided however, that the corporation shall not engage in the petroleum oil producing business in the State of Texas;

         To enter into, make and perform contracts in connection with the foregoing with any person, firm, association, corporation, municipality, country, state, political subdivision or government or colony or dependency thereof; and, in connection with the foregoing, to lease, purchase, sell or subdivide real property both within and outside of incorporated towns, cities, villages and their suburbs;

         To enter into any associations, partnerships, partnerships in commendam, limited partnerships, joint ventures and other lawful arrangements for sharing profits, union of interest, reciprocal concessions or co-operation whether domestic or foreign, with any corporation, partnership, association, firm, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business which the corporation is authorized to carry on or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the corporation;

         To deal in and transact business with respect to real and personal property and services subject to the Texas Business Corporation Act and to Part Four of the Texas Miscellaneous Corporation Laws Act; and

         In general, to carry out any other business permitted by Texas law, to have and exercise all the powers conferred by the laws of Texas upon corporations formed under the Texas Business Corporation Act, to engage in the transaction of any or all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act, and to do any and all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                                  ARTICLE FOUR

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-five million (25,000,000) shares, divided into five million (5,000,000) shares of Preferred Stock of the par value of one dollar ($1.00) per share, and twenty million (20,000,000) shares of Common Stock of the par value of ten cents ($.10) per share. Each share of Common Stock shall be entitled to one vote.

         No stockholder shall have a preemptive right to acquire any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

         The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof, any such resolution or resolutions being herein called a "Directors' Resolution". The Board of Directors is hereby authorized to fix and determine such variations in the designations, preferences, and relative, participating, optional or other special rights (including, without limitation, rights of conversion into Common Stock or other securities, redemption provisions or sinking fund provisions) as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions of such rights, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution.

                                  ARTICLE FIVE

         The corporation will not commence business until there is received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

                                   ARTICLE SIX

         The post office address of its initial registered office is 811 Dallas, c/o CT Corporation, Houston, Texas 77002, and the name of its registered agent at such address is CT Corporation.

                                  ARTICLE SEVEN

         The number of directors constituting the initial Board of Directors was three (3), and the names and addresses of the persons who served as directors until the first annual meeting of shareholders or until their successors were elected and qualified were:

                  J. C. Walter, Jr.                       242 The Main Building
                                                          Houston, Texas   77002

                  P. Fox Benton, Jr.                      242 The Main Building
                                                          Houston, Texas   77002

                  Evangeline G. Williams                  242 The Main Building
                                                          Houston, Texas   77002

         Cumulative   voting  for  the   election  of   directors  is  expressly
prohibited.

                                  ARTICLE EIGHT

         The names and addresses of the incorporators were:

                  Robert S. Baird            2100 First City National Bank Bldg.
                                             Houston, Texas    77002

                  William D. Greenhill       2100 First City National Bank Bldg.
                                             Houston, Texas     77002

                  S. Tevis Grinstead         2100 First City National Bank
                                             Houston, Texas     77002

                                  ARTICLE NINE

         Except as may be provided in the Bylaws, the Board of Directors of this corporation is expressly authorized to alter, amend or repeal the bylaws of this corporation or adopt new bylaws, without any action on the part of the shareholders, but the bylaws made by the directors and the powers so conferred may be altered or repealed by the shareholders.

                                   ARTICLE TEN

         All persons serving, or who have served, as officers or directors of the Corporation, or who may have served at the Corporation's request as officers or directors of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor, shall be indemnified by this Corporation against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of having been or being directors or officers or a director or an officer of this Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders or otherwise.

                                 ARTICLE ELEVEN

         A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) for acts or omissions for which the liability of a director is expressly provided for by statute; or (v) for acts related to an unlawful stock repurchase or dividend payment. Any repeal or amendment of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the corporation is not liable as set forth in the preceding sentences, a director shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a director.





--------
* The Articles of Incorporation of the Company have not been restated within the meaning of the Texas Business Corporation Act (the "TBCA"). This restatement has been prepared solely to comply with the requirements of Item 600(b)(3) of Regulation S-K. Although Directors' Resolutions (as defined below) are deemed under the TBCA to amend the Articles of Incorporation, Directors' Resolutions for the Company's $2.25 Convertible Exchangeable Preferred Stock, Series A and Series B Junior Participating Preferred Stock have not been set forth herein, but are filed separately herewith.

              STATEMENT OF RESOLUTION ESTABLISHING SERIES OF SHARES

                                       of

                  SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                           SEAGULL ENGERY CORPORATION

                        (Pursuant to Article 2.13 of the

                         Texas Business Corporation Act)

                                  STATEMENT OF

                    RESOLUTION ESTABLISHING SERIES OF SHARES

TO THE SECRETARY OF STATE
         OF THE STATE OF TEXAS:

         Pursuant to the provision of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

                  1. The name of the corporation is SEAGULL ENERGY CORPORATION (the "Corporation").

                  2. The following resolution, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Corporation on March 1, 1989:

         RESOLVED, that the Board of Directors of the Corporation hereby establishes and designates a series of Preferred Stock, par value $1.00 per share, of the Corporation, and hereby states the designation and number of shares, and fixes and determines the relative rights and preferences thereof as follows:

                 SERIES B JUNIOR PARTICIPATING PREFERRED STOCK:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Junior Participating Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series b Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

         Section 2.  Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders f shares of Series B Preferred Stock, in preference to the holders of Common Stock , par value $1.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of march, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, if any, and 100 times the aggregate per share amount (payable in king) of all non-cash dividends or other distributions, if any, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or faction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock , or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this
         Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such shares, unless the date of issuance of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issuance of such shares, or unless the date of issuance is a Quarterly Dividend Payment Date or is date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

                  (A) Each share of Series B Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation.

                  (B) Except as otherwise provided herein, in any other Statement of Resolution Establishing Series of Shares creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matter submitted to a vote of shareholders of the Corporation.

                  (C) Except as set forth herein or in the Articles of Incorporation of the Corporation as in effect on the date hereof, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, or declared and a sum sufficient for the payment therefor be set apart for payment and be in the process of payment, the Corporation shall not:

                           (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series B Preferred Stock.

                           (ii)  declare  or pay  dividends,  or make any  other
                  distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

                           (iv)  redeem or  purchase  or  otherwise  acquire for
                  consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. Al such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Statement of Resolution Establishing Series of Shares creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B
Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distribution thereon, whether or not declared, to the date of such payment, provided that the holders of shares f Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount, if any, to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series B Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, on liquidation or otherwise, junior to all series of any class of the Corporation's Preferred Stock , including without limitations the Corporation's $2.25 Convertible Exchangeable Preferred Stock, Series A.

         Section 10. Amendment. The Articles of Incorporation and Bylaws of the Corporation, and this Statement of Resolution Establishing Series of Shares, shall not be amended in any manner that would materially alter or change the powers, preferences, privileges or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

         IN WITNESS WHEREOF, this Statement of Resolution Establishing Series of Shares is executed on behalf of the Corporation by its Chairman of the Board.

Dated:  March 20, 1989

                                                     SEAGULL ENERGY CORPORATION

                                                     By: /s/Barry J. Galt
                                                           Barry J. Galt
                                                           Chairman of the Board

STATE OF TEXAS


COUNTY OF HARRIS

         Before me, a notary public,  on this day  personally  appeared Barry J.
Galt, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

         Given under my hand and seal of office this 20th day of March ___, A.D., 1989.
                                                   /s/Kari A. Hlavinka
                                                   ------------------------
                                                   (Printed or stamped name)

                                                   Notary Public, State of Texas

(Notarial Seal)

                                                   My commission expires:
                                                   8-4-92
                                                   ------------------------

                               The State of Texas

                               SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       OF

                           SEAGULL ENERGY CORPORATION


--------------------------------------------------------------------------------


         The undersigned, as Secretary of State of the State of Texas, hereby certifies that the attached Articles of Amendment, duly executed, have been received in this Office and are found to conform to law.

         ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in the Secretary by law, issues this Certificate and attaches hereto a copy.

Dated    May 21 , 1991

                                                     Secretary of State

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                           SEAGULL ENGERY CORPORATION

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment of its Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is Seagull Energy Corporation.

                                   ARTICLE TWO

         The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on May 14, 1991. The amendment changes the first paragraph of Article Four of the original or amended Articles of Incorporation of the corporation and the full text of the provision altered is as follows:

                                  "ARTICLE FOUR

                  The total number of shares of stock that the corporation shall have authority to issue is 45,000,000 shares, divided into 5,000,000 shares of Preferred Stock of the par value of $1.00 per share, and 40,000,000 shares of Common Stock of the par value of $.10 per share. Each share of Common Stock shall be entitled to one vote."

                                  ARTICLE THREE

         The number of shares of the corporation outstanding on the record date at which the amendment was adopted by the shareholders was 11,217,750, and the number of shares entitled to vote thereon was 11,217,750. No shares were entitled to vote thereon as a class.

                                  ARTICLE FOUR

         The number of shares voted for such amendment was 8,161,860; and the number of shares voted against such amendment was 1,927,557. The number of shares abstaining was 34,193.

                                  ARTICLE FIVE

         The amendment does not effect a change in the amount of stated capital of the corporation:

         Dated:  May 17, 1991.

                                                    SEAGULL ENERGY CORPORATION

                                                    By:_________________________
                                                       Joe T. Rye
                                                       Senior Vice President and
                                                       Chief Financial Officer

                               The State of Texas

                               SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       OF

                           SEAGULL ENERGY CORPORATION

--------------------------------------------------------------------------------

The undersigned, as Secretary of State of the State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been receive in this office and are found to conform law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.

Dated    May 21 , 1993

Effective May 21, 1993 at xxx a.m./p.m.

                                                     Secretary of State

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                           SEAGULL ENGERY CORPORATION

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is Seagull Energy Corporation.

                                   ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on May 11, 1993. The amendment changes the first paragraph of Article Four of the original or amended Articles of Incorporation of the corporation and the full text of the provision altered is as follows:

                                  "ARTICLE FOUR

                  The total number of shares of stock that the corporation shall have authority to issue is 105,000,000 shares, divided into 5,000,000 shares of Preferred Stock of the par value of $1.00 per share, and 100,000,000 shares of Common Stock of the par value of $.10 per share. Each share of Common Stock shall be entitled to one vote."

                                  ARTICLE THREE

         The number of shares of the corporation outstanding on the record date at which the amendment was adopted by the shareholders was 17,885,395; and the number of shares entitled to vote thereon was 17,885,395. No shares were entitled to vote thereon as a class.

                                  ARTICLE FOUR

         The number of shares voted for such amendment was 14,634,117; and the number of shares voted against such amendment was 773,197. The number of shares abstaining was 65,381.

                                  ARTICLE FIVE

         The amendment does not effect a change in the amount of stated capital of the corporation:

         Dated:  May 20, 1993.

                                                     SEAGULL ENERGY CORPORATION

                                                     By:________________________
                                                              Sylvia Sanchez
                                                              Secretary

--------
         The Article of Incorporation of the Company have not been restated within the meaning of the Texas Business Corporation Act (the "TBCA"). This restatement has been prepared solely to comply with the requirements of Item 600(b)(3) of Regulation S-K. Although Directors' Resolutions (as defined below) are deemed under the TBCA to amend the Articles of Incorporation, Directors' Resolutions for the Company's $2.25 Convertible Exchangeable Preferred Stock, Series A and Series B Junior Participating Preferred Stock have not been set forth herein, but are filed separately herewith.